Exhibit 5.2

LAW OFFICES 3883 Howard Hughes Parkway Suite 1100 Las Vegas, NV 89169 702.784.5200 702.784.5252 (Fax) www.swlaw.com	ALBUQUERQUE BOISE DENVER LAS VEGAS LOS ANGELES LOS CABOS ORANGE COUNTY PHOENIX PORTLAND RENO SALT LAKE CITY SAN DIEGO SEATTLE TUCSON WASHINGTON D.C.

June 10, 2022

Odyssey Marine Exploration, Inc.

205 S. Hoover Blvd., Suite 210

Tampa, FL 33609

Re: Prospectus Supplement to Registration Statement on Form S-3

At your request, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to (a) 4,939,515 shares (the “Shares”) of common stock of Odyssey Marine Exploration, Inc. (the “Company”), par value $0.0001 per share (the “Common Stock”); (b) warrants to purchase 4,939,515 shares of Common Stock (the “Warrants”), and (c) 4,939,515 shares of Common Stock which may be issued upon exercise of the Warrants at an exercise price of $3.35 per share (the “Warrant Shares” and, collectively with the Shares and Warrants, the “Securities”), we have examined (i) a Registration Statement on Form S-3 (File No. 333-261592), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 10, 2021 (the “Registration Statement”) under the Securities Act, including a base prospectus, dated December 10, 2021; and (ii) a prospectus supplement, dated June 10, 2022, relating to the offer and sale of the Securities and filed with the Commission pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary to render the opinion set forth herein, which included examination of the following:

1.	The Company’s Articles of Incorporation, as amended to date, as certified by the Secretary of State of the State of Nevada on April 25, 2022 (the “Articles”);

2.

The Company’s Second Amended and Restated Bylaws, as amended to date, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof;

3.	The Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference;

4.	The base prospectus dated December 10, 2021, as supplemented by the Prospectus Supplement (together, the “Prospectus”);

Snell & Wilmer is a member of LEX MUNDI, The Leading Association of Independent Law Firms.

Odyssey Marine Exploration, Inc.

June 10, 2022

5.	Executed copies of the Subscription Agreements, each dated as of June 7, 2022, by and among the Company and the subscribers named therein (collectively, the “Subscription Agreements”);

6.	Executed copy of the Warrant Agreement, dated as of June 7, 2022, by and between the Company and the holders named therein (the “Warrant Agreement”);

7.	The form of warrant certificate attached as Exhibit A to the Warrant Agreement (the “Warrant Certificate”);

8.	The Placement Agency Agreement, dated June 7, 2022, between the Company and HF Hutton, a division of Benchmark Investments, LLC, as placement agent with respect to the Shares and the Warrants;

9.

The resolutions of the Company’s board of directors, dated November 8, 2021 and the resolutions of the Company’s board of directors, dated June 7, 2022, each as certified to us by the officers of the Company, relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the authorization, issuance and sale of the Securities pursuant to the Registration Statement and the Prospectus; and (ii) the Subscription Agreements, the Warrant Agreement, the Warrant Certificates and the transactions contemplated therein and other actions with regard thereto;

10.

A Certificate of Good Standing issued by the Secretary of State of the State of Nevada dated May 31, 2022, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Nevada; and

11.	Such other documents we deemed necessary to issue the opinions below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that, upon the issuance of any of the Shares and Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, and the delivery of any Securities, the Registration Statement will not have been modified or rescinded.

Odyssey Marine Exploration, Inc.

June 10, 2022

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.

The Shares, when issued and delivered by the Company and paid for in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the Subscription Agreements, will be validly issued, fully paid, and nonassessable; and

2.

The Warrant Shares, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement, the Prospectus and the Warrants, including receipt of the requisite consideration contemplated therein, will be validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as Exhibit 5.2 to the Current Report on Form 8-K filed by the Company on June 10, 2022, and further consent to all references to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion letter is furnished to you in connection with the filing of the Prospectus Supplement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Securities. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.